                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have issued our report dated February 10, 1995 accompanying the December 31, 1994 consolidated statements of income, stockholder's equity and cash flows of Precise Technology, Inc. and subsidiaries contained in the Registration Statement on form S-4 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".

                                       /s/ Grant Thornton LLP
                                       GRANT THORNTON LLP


Chicago, Illinois
October 13, 1997